UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2008

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

2678 Point Grey Road, Vancouver, British Columbia, Canada V6K 1A5

(Address of principal executive offices)

(604) 732-9583

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into Material Definitive Agreement

On May 31, 2008 Elray Resources, Inc. (“Elray”) a Nevada corporation, entered into a share exchange agreement (the “Share Exchange Agreement”) with Angkor Wat Minerals Ltd. (“Angkor Wat”), a Cambodian company, whereby Elray has agreed to purchase all the issued and outstanding equity securities of Angkor Wat. The terms and conditions of the Share Exchange Agreement that are material to Elray are as follows:

1.

provided all shareholders of Angkor Wat tender upon closing, Elray will issue 30,000,000 shares of the common stock of Elray to the shareholders of Angkor Wat;

2.

in connection with and as a condition to the closing of the transaction, the sole director and executive officer of Elray will return to treasury for cancellation 30,000,000 shares of the common stock of Elray;

3.

upon the closing of the transaction, the issued and outstanding shares of the common stock of Elray will total 56,437,500;

4.

the closing date of the transaction is July 15, 2008;

5.

in connection with and as a condition to the closing of the transaction, Angkor Wat will deliver audited financial statements for its last two fiscal years, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

6.

upon the closing of the transaction, the existing board of directors and executive officers of Elray will retire in favour of nominees of Angkor Wat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	ELRAY RESOURCES, INC.
(Registrant)

By:	/s/ Shaun D. Langford
President, Secretary, Treasurer and Director